UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2020

AGROFRESH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-36316	46-4007249
(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of AgroFresh Solutions, Inc. (the “Company”) held on August 6, 2020 (the “Annual Meeting”), the Company’s stockholders (1) elected the Company’s eight nominees for director for a one-year term, (2) approved, on a non-binding, advisory basis, the Company’s executive compensation programs and policies and the compensation paid to the Company’s named executive officers, as set forth in the Company’s definitive proxy statement filed with respect to the Annual Meeting (the “Proxy Statement”), (3) recommended, on a non-binding, advisory basis, that future stockholder advisory votes on the compensation of the Company’s named executive officers take place every three years, (4) approved the issuance of shares of the Company’s common stock underlying shares of the Company’s Series B-2 convertible preferred stock or the Company’s Series B convertible preferred stock issued or issuable by the Company pursuant to the terms of the Investment Agreement, dated June 13, 2020, between the Company and PSP AGFS Holdings, L.P. (the “Investment Agreement”), in an amount in excess of 19.99% of the Company’s common stock outstanding, (5) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 and (6) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. As the first closing of the transactions contemplated by the Investment Agreement occurred prior to the Annual Meeting, as described in the Proxy Statement, Proposal 1B, to elect the eight directors listed below, was submitted to the Company’s stockholders and voted upon at the Annual Meeting, and alternative Proposal 1A to elect six directors was not submitted to the stockholders. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1B: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert Campbell	36,575,814	1,653,733	23,184	6,706,146
Jordi Ferre	37,701,356	539,962	11,413	6,706,146
Denise L. Devine	37,680,724	543,870	28,137	6,706,146
Macauley Whiting, Jr.	37,711,932	517,523	23,276	6,706,146
Nance Dicciani	37,690,006	551,323	11,402	6,706,146
George Lobisser	36,547,034	1,682,531	23,166	6,706,146
Kevin Schwartz	37,707,202	523,133	22,396	6,706,146
Alexander Corbacho	37,701,290	528,990	22,451	6,706,146

PROPOSAL 2: Approval, by non-binding advisory vote, of executive compensation (“say on pay”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,111,493	104,674	36,564	6,706,146

PROPOSAL 3: Advisory vote on the frequency of future “say on pay” voting.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
13,260,606	22,939	24,938,237	30,949	6,706,146

PROPOSAL 4: Approval of the issuance of shares of common stock underlying shares of the Company’s Series B-2 convertible preferred stock or the Company’s Series B convertible preferred stock issued or issuable by the Company pursuant to the terms of the Investment Agreement, in an amount in excess of 19.99% of the common stock outstanding.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,128,528	110,294	13,909	6,706,146

PROPOSAL 5: Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions
44,594,077	337,650	27,150

PROPOSAL 6: Approval to authorize the Board of Directors to adjourn and postpone the Annual Meeting to a later date or dates.

Votes For	Votes Against	Abstentions
34,514,570	10,393,961	50,346

Based on the results of Proposal 3, the Company has determined that it will hold say-on-pay votes every three years until the next advisory vote on the frequency of say-on-pay votes occurs or until the Company otherwise determines that a different frequency for say-on-pay votes is in the best interests of the stockholders. The next required advisory vote on the frequency will occur no later than 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 7, 2020

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel